                 Delaware                                                                                            PAGE1
The First State

I, JEFFREY W.  BULLOCK, SECRETARY OF  STATE OF  THE  STATE  OF DELAWARE,  DO HEREBY CERTIFY  THE  ATTACHED IS  A TRUE   AND  CORRECT COPY    OF  THE  CERTIFICATE OF  AMENDMENT   OF   "PROPHECY  CLOSED END TRUST", CHANGING ITS  NAME  FROM"PROPHECY CLOSED END  TRUST"  TO "PROPHECY ALPHA FUND  I", FILED IN THIS OFFICE ON  THE  FOURTEENTH DAY  OF  OCTOBER, A.D. 2014, AT   4:11 O'CLOCK P.M.

	/s/Jeffrey W. Bullock
[seal]	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION	1780223

	DATE	10/15/14

State of  Delaware
Secretary of  State
 Division o£Corporations
Delivered 06:03 PM 10/14/2014
FILED  04:11 PM  10/14/2014
SRV  141291978  - 5339246  FILE

STATE OF DELAWARE CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

I.          Name of Statutory Trust:            Prophecy Closed End Trust

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The Trust's name of "Prophecy Closed End Trust" is hereby changed to "Prophecy Alpha Fund I"
                [set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the  14th  day of  October, 2014 A.D.

By:	/s/Matthew J. Beck
Trustee
Name:	Matthew J. Beck
Type or Print

Delaware                                                                                            PAGE1
The First State

I, JEFFREY W.  BULLOCK, SECRETARY OF  STATE OF  THE  STATE  OF DELAWARE,  DO HEREBY CERTIFY  THE  ATTACHED IS  A TRUE   AND  CORRECT COPY    OF  THE  CERTIFICATE OF  AMENDMENT   OF   "LEEWARD CEF   TRUST", CHANGING ITS  NAME  FROM"LEEWARD CEF   TRUST" TO   "PROPHECY CLOSED END  TRUST",  FILED IN THIS OFFICE ON  THE  NINTH DAY  OF  SEPTEMBER, A.D. 2014, AT   5:11 O'CLOCK P.M.
AND  I DO HEREBY FURTHER CERTIFY  THAT THE  EFFECTIVE DATE   OF THE  AFORESAID CERTIFICATE OF  AMENDMENT   IS THE  TENTH DAY  OF
SEPTEMBER,  A.D.  2014.

	/s/Jeffrey W. Bullock
[seal]	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION	1685683

	DATE	09-10-14

State of Delaware
Secretary of State
Division o£Corporations
Delivered 05:45 PM 09/09/2014
FTLED 05:11 PM 09/09/2014
SRV 141159540 - 5339246 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Leeward CEF

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The Trust's name of "Leeward CEF Trust" is hereby changed to "Prophecy Closed End Trust"
                [set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective September 10,2014.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the  9  day of  September  , 2014 A.D.

By:	/s/Matthew J. Beck
Trustee
Name:	Matthew J. Beck
Type or Print